 As filed with the Securities and Exchange Commission on October ___, 2001
                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ________________________
                                    Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ________________________

                               HOOPER HOLMES, INC.
             (Exact name of registrant as specified in its charter)

           New York                                          22-1659359
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

                                170 Mt. Airy Road
                         Basking Ridge, New Jersey 07920
                                 (908) 766-5000
    (Address, including zip code, and telephone number of Principal Executive
                                    Offices)

                   Hooper Holmes, Inc. 1999 Stock Option Plan
                            (Full Title of the Plan)

               ___________________________________________________

                           Robert William Jewett, Esq.
                                170 Mt. Airy Road
                         Basking Ridge, New Jersey 07920
                                 (908) 766-5000
            (Name, address and telephone number of Agent for Service)

                                    Copy to:

                             Terence P. Quinn, Esq.
                              Steptoe & Johnson LLP
                           1330 Connecticut Avenue, NW
                              Washington, DC 20036

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
 Title of Securities       Amount to be        Proposed Maximum      Proposed Maximum
   to be Registered        Registered(1)        Offering Price      Aggregate Offering        Amount of
                                                  Per Unit (2)           Price (2)       Registration Fee (2)
--------------------------------------------------------------------------------------------------------------
  Common Stock, par          2,000,000              $6.775              $13,550,000           $3,387.50
 value $.04 per share
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares of common stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the 1999 Stock Option Plan.
(2) Pursuant to Rule 457(h), the proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the common stock of the registrant as reported on the American Stock Exchange on October ___, 2001, a date within five business days of the date on which this Registration Statement is being filed.

                               EXPLANATORY NOTE

         We are filing this Registration Statement on Form S-8 to register shares of our common stock issuable under our 1999 Stock Option Plan (the "Plan").

                                     PART I

              Information Required in the Section 10(a) Prospectus

         As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. We will deliver the documents containing the information specified in Part I to the participants in the Plan as required by Rule 428(b). We are not filing the documents as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Hooper Holmes, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001.

         (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

         (d) The description of the Company's common stock contained in the registration statement on Form 8-A under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Certain legal matters in connection with the securities offered hereby will be passed upon for the Company by Steptoe & Johnson LLP, Washington, D.C. Mr. John E. Nolan, a partner of Steptoe & Johnson LLP, is a director of the Company.

Item 6.  Indemnification of Directors and Officers

         Sections 722 and 723 of the General Business Corporation Law of the State of New York grant corporations the power to indemnify their directors and officers in accordance with the provisions therein set forth.

         Article X of the by-laws of the Company provides as follows:

                                 Indemnification

         The Company shall (a) indemnify any person made a party to an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, and/or with any appeal therein, and (b) indemnify any person made, or threatened to be made, a party to any action or proceeding, other than one by or in the right of the Company to procure a judgment in its favor, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or served any other corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, in each case to the fullest extent permissible under Sections 721 through 726 of the New York Business Corporation Law or the indemnification provisions of any successor statute.

         The Company has entered into indemnity agreements ("Indemnity Agreements") with certain of its executive officers and directors. Each such Indemnity Agreement provides for indemnification except as otherwise provided by New York law, against (i) in the case of third party Proceedings (as defined in the Indemnity Agreements), all Expenses (as defined in such Indemnity Agreements, and including attorneys fees), judgments, fines and penalties actually and reasonably incurred in connection with the defense or settlement of a Proceeding, and (ii) in the case of a Proceeding by or in the right of the Company, amounts paid in settlement and all Expenses actually and reasonably incurred in connection with the defense or settlement of a Proceeding, in either case on account of service as an officer or director of the Company, or, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (as defined in the Indemnity Agreements).

The Company's obligations under each Indemnity Agreement continue in force even though the officer and/or director may have ceased to be an officer or director and inure to the benefit of the heirs and personal representatives of the officer and/or director. However, the Indemnity Agreements provide that such officer and/or director is not entitled to indemnity unless (i) with respect to third party Proceedings, the officer and/or director acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful, and (ii) with respect to Proceedings by or in the right of the Company, the officer and/or director acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the Company, except that in no case shall indemnification be made in this case in respect of (1) a threatened action or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought (or, if no action was brought, any court of competent jurisdiction) determines upon application that, in view of all the circumstances of the case, the officer and/or director is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. In any case, to the extent an officer and/or director is successful on the merits or otherwise in the defense of any Proceeding or in the defense of any claim, issue or matter therein (including the dismissal of an action without prejudice) such officer and/or director shall be indemnified against all Expenses incurred in connection therewith.

Item 7.  Exemption From Registration Claimed

       Not Applicable.

Item 8.  Exhibits

       4.1 Hooper Holmes, Inc. 1999 Stock Option Plan (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000)

       5.1          Opinion of Steptoe & Johnson LLP

      23.1 Consent of Steptoe & Johnson LLP (included in the opinion filed as Exhibit 5.1).

      23.2          Consent of KPMG LLP

      24.1          Powers of Attorney (included on signature page)

Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                   ---- ----

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall he deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basking Ridge, State of New Jersey, on October 29, 2001.

                                         HOOPER HOLMES, INC.

                                       By:/s/ James M. McNamee
                                          -------------------------------
                                          James M. McNamee
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints James M. McNamee and Robert William Jewett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any post-effective amendments to this Registration Statement, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                               Date
---------                        -----                               ----


/s/ James M. McNamee      Chairman of the Board,               October 29, 2001
-----------------------   President, and Chief Executive
James M. McNamee          Officer


/s Fred Lash              Senior Vice President,               October 29, 2001
-----------------------   Chief Accounting and Financial
Fred Lash                 Officer and Treasurer



/s/ G. Earle Wight        Senior Vice President and            October 29, 2001
-----------------------   Director
G. Earle Wight

/s/ Benjamin A. Currier       Director                October 29, 2001
---------------------------
Benjamin A. Currier

/s/ John E. Nolan              Director                October 29, 2001
---------------------------
John E. Nolan

/s/ Kenneth R. Rossano         Director                October 29, 2001
---------------------------
Kenneth R. Rossano

/s/ Quentin J. Kennedy         Director                October 29, 2001
---------------------------
Quentin J. Kennedy

/s/ Elaine L. Rigolosi         Director                October 29, 2001
---------------------------
Elaine L. Rigolosi

                                  EXHIBIT INDEX

Exhibit Number                        Description of Exhibit
--------------                        ----------------------

   4.1 Hooper Holmes, Inc. 1999 Stock Option Plan (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000)

   5.1                   Opinion of Steptoe & Johnson LLP

  23.1 Consent of Steptoe & Johnson LLP (included in the opinion filed as Exhibit 5.1)

  23.2                   Consent of KPMG LLP

  24.1                   Powers of Attorney (included on signature page)